UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO	80265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The description of the Joinder Agreements described below under Item 2.03 is incorporated in this Item 1.01 by reference. Copies of the Joinder Agreements are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on January 3, 2013, CoreSite, L.P. (the operating partnership of CoreSite Realty Corporation), as parent borrower, and certain subsidiary co-borrowers entered into a second amended and restated unsecured revolving credit facility with a group of lenders for which KeyBank National Association acts as the administrative agent (the “Credit Agreement”). Under the terms of the Credit Agreement, the borrowers thereunder may, at their option, increase the aggregate amount of borrowings under the revolving credit facility to increase the total commitments by $145.0 million, to $500.0 million, without the consent of any lenders not participating in such increase, subject to certain customary conditions and lenders committing to provide the increase in funding (the “Accordion”).

Effective as of June 28, 2013, the borrowers under the Credit Agreement partially exercised the Accordion to increase the aggregate commitments under the Credit Agreement by $50.0 million (the “Accordion Exercise”). As a result of the Accordion Exercise, the borrowing capacity under the Credit Agreement increased from $355.0 million to $405.0 million. All other terms of the Credit Agreement remain unchanged. In order to provide the additional commitments in connection with the Accordion Exercise, two additional lenders (the “Additional Members”) executed joinder agreements (the “Joinder Agreements”) effective June 28, 2013, relating to the Credit Agreement, to include the Additional Members in the lending group thereunder, thereby increasing commitments under the Credit Agreement to $405.0 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

Joinder Agreement, dated as of June 28, 2013, among CoreSite, L.P., a Delaware limited partnership, the subsidiary borrowers party thereto, Toronto Dominion (Texas) LLC and KeyBank National Association, as administrative agent for the lenders thereunder.

10.2

Joinder Agreement, dated as of June 28, 2013, among CoreSite, L.P., a Delaware limited partnership, the subsidiary borrowers party thereto, Wells Fargo Bank, National Association and KeyBank National Association, as administrative agent for the lenders thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: June 28, 2013	By:	/s/ Jeffrey S. Finnin
		Name:	Jeffrey S. Finnin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

10.1

Joinder Agreement, dated as of June 28, 2013, among CoreSite, L.P., a Delaware limited partnership, the subsidiary borrowers party thereto, Toronto Dominion (Texas) LLC and KeyBank National Association, as administrative agent for the lenders thereunder.

10.2

Joinder Agreement, dated as of June 28, 2013, among CoreSite, L.P., a Delaware limited partnership, the subsidiary borrowers party thereto, Wells Fargo Bank, National Association and KeyBank National Association, as administrative agent for the lenders thereunder.